UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 North Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2026, Knightscope, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that for the last 30 consecutive business days, the bid price for the Company’s Class A Common Stock closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided a period of 180 calendar days, or until May 3, 2027 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time before the Compliance Date, the bid price of the Company’s Class A Common Stock closes at $1.00 or more per share for a minimum of ten consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it has regained compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirements for market value of its publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the bid price deficiency during the second 180 calendar day compliance period, by effecting a reverse stock split, if necessary.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, or the Staff concludes that the Company will not be able to cure the deficiency during the additional compliance period, the Staff will provide written notification to the Company that its Class A Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that such appeal would be successful.

The notification has no immediate effect on the Company’s Nasdaq listing. The Company’s Class A Common Stock will continue to trade on The Nasdaq Capital Market under the symbol "KSCP" at this time.

The Company intends to actively monitor the closing bid price of its Class A Common Stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHTSCOPE, INC.

Date: November 6, 2026	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President